Exhibit 99.1

LeapFrog Reports Third Quarter 2013 Results

Net Sales Increased 4% and Income from Operations Increased 16%

EMERYVILLE, Calif.--(BUSINESS WIRE)--November 4, 2013--LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the third quarter ended September 30, 2013.

Highlights of third quarter 2013 results compared to third quarter 2012 results:

  Consolidated net sales were up 4%.
  U.S. segment net sales were up 1%, and international segment net sales were up 14%.
  Income from operations was up 16%.
  Income from operations as a percentage of net sales was 21.3%, up 2.2 percentage points.
  Net income per diluted share (GAAP) was $0.37 compared to $0.60 a year ago.
  Normalized net income per diluted share1 (non-GAAP), which includes an effective 37.5% tax rate, was $0.38, up $0.06, or 19%, compared to $0.32 a year ago.
  Adjusted EBITDA1 was up 14%.

“Despite a tough retail climate in most of the markets in which we operate, the LeapFrog team delivered another solid quarterly financial performance,” said John Barbour, Chief Executive Officer. “We head into the all-important holiday season with the best product offering we have ever had. We have hundreds of new pieces of life-changing educational entertainment content; an expanded learning tablet line with LeapPadTM Ultra, LeapPad2TM Power, LeapPad2TM and our LeapPadTM exclusive holiday bundles; a new learn-to-read-and-write line with LeapReaderTM; and new learning toys such as Read With Me Scout & Violet. Our LeapPad tablets have been featured on most of the top toy lists for the holidays, and our great learning products continue to be recognized with many consumer and independent expert awards.

“We are well-positioned for the holidays with improved in-stocks, stronger retail promotions and greater marketing investment during the highest-volume shopping weeks. At the same time, we see a weak retail climate and growing concern surrounding this holiday season, especially in the U.S.”

Financial Overview for the Third Quarter 2013 Compared to the Third Quarter 2012

Third quarter 2013 net sales were $201.0 million, up 4% compared to $193.1 million last year, and included a 1% negative impact from changes in currency exchange rates. Net sales growth was largely driven by shipments of multimedia learning platforms, including LeapPad Ultra, LeapPad2 Power, LeapPad 2 holiday bundles and LeapReader, which launched in the summer of 2013. In the U.S. segment, net sales were $146.8 million, up 1% compared to $145.7 million last year. In the International segment, net sales were $54.2 million, up 14% compared to $47.4 million last year, and included a 3% negative impact from changes in currency exchange rates.

Income from operations for the third quarter was $42.9 million, an improvement of 16% compared to $36.9 million a year ago. Income from operations as a percentage of net sales was 21.3%, an improvement of 2.2 percentage points compared to 19.1% a year ago.

Net income (GAAP) for the third quarter was $26.4 million compared to $41.7 million a year ago. Net income for the third quarter of 2013 reflects a $16.6 million provision for income taxes, including $15.6 million of tax expense attributable to our U.S. operations, which were excluded in the prior year period due to the full valuation allowance recorded against our domestic deferred tax assets. In addition, net income for the third quarter of 2012 reflects a $5.8 million benefit from income taxes, including non-recurring tax benefits of $6.4 million due to the expiration of statutes of limitations in our foreign jurisdictions. Net income per diluted share (GAAP) was $0.37 compared to $0.60 a year ago.

Normalized net income2 (non-GAAP) for the third quarter, which reflects an effective 37.5% tax rate, was $26.8 million, up 19% compared to $22.5 million a year ago. Normalized net income per diluted share2 (non-GAAP) was $0.38, up 19%, compared to $0.32 a year ago. We provide normalized net income2 measures, which are non-GAAP measures, to help investors review our performance and performance trends excluding discrete tax items which have historically been significant.

Adjusted EBITDA2 for the third quarter was $50.9 million, up 14% compared to a year ago.

“We delivered strong net sales and income from operations growth in the first nine months of the year,” said Ray Arthur, Chief Financial Officer. “Year-to-date, net sales grew 9% and income from operations grew 60%, driven by sales of our innovative product line and good expense management. While our financial performance to date has met our expectations, we are concerned about the fourth quarter given economic headwinds and a weak retail environment. Additionally, the holiday season will be more challenged and trend later in the U.S. this year compared to last year with six fewer shopping days between Thanksgiving and Christmas, and two fewer weekend shopping days. We are, therefore, adjusting our outlook for the full year 2013.”

Guidance

For the full year 2013, we expect:

  Net sales to be in a range of $570 million to $590 million, which is up or down 2% compared to $581 million in 2012.
  Operating margin to be between 7% and 9%.
  Net income per diluted share (GAAP) and normalized net income per diluted share2 (non-GAAP) to both be in the range of $0.36 to $0.46. This assumes an effective 37.5% tax rate which does not include one-time discrete tax items. We may incur some discrete tax items in 2013, but we are not able to estimate or anticipate those discrete tax items at this time, which primarily relate to any adjustment of our remaining valuation allowance against our deferred tax assets. For the full year 2012, net income per diluted share (GAAP) was $1.24 and normalized net income per diluted share2 (non-GAAP) was $0.56.
  Capital expenditures to be in the range of $30 million to $35 million, compared to $25 million in 2012, as we make long-term, strategic investments in our business. Capital expenditures include purchases of property and equipment and capitalization of product costs.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss third quarter 2013 financial results on November 4, 2013, at 2:00 p.m. Pacific Standard Time (5:00 p.m. Eastern Standard Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours after completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (706) 634-0183 and request conference ID 81128641. A replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 81128641.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. LeapFrog’s award-winning product portfolio helps millions of children achieve their potential by delivering best-in-class curriculum through engaging content, fun multimedia learning platforms and toys. The Learning Path, LeapFrog’s proprietary online destination for parents, provides personalized feedback on a child’s learning progress and offers recommendations to enhance each child’s learning experience. Through the power of play, LeapFrog’s products and curriculum help children of all ages prepare for school and life success. LeapFrog’s products are available in more than 45 countries and have been used by teachers in more than 100,000 U.S. classrooms. LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Come see the learning at www.leapfrog.com.

TM & © 2013 LeapFrog Enterprises, Inc. All rights reserved.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures, specifically normalized net income, normalized net income per basic or diluted share, and adjusted EBITDA.

Normalized net income is calculated as net income adjusted to reflect an effective 37.5% tax rate. Normalized net income per basic or diluted share is calculated as normalized net income divided by weighted-average basic or diluted shares outstanding, as applicable. As required by SEC rules, we have provided a schedule with a reconciliation of normalized net income and normalized net income per basic and diluted share to the most directly comparable GAAP measures, net income and net income per basic and diluted share.

Management believes that normalized net income and normalized net income per basic or diluted share are some of the appropriate measures for evaluating the operating performance of the Company because of the significant swing in net income and net income per share as a result of the deferred tax valuation allowance release and other discrete tax items, and therefore, provides a more comparable measure of year-over-year operating results.

Adjusted EBITDA is defined as earnings (or net income) before interest, income taxes, depreciation and amortization, other expenses (income), and stock-based compensation. As required by SEC rules, we have provided an attached schedule with a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income.

Management believes adjusted EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding anticipated financial results. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, deterioration of global economic conditions, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our reliance on a small group of retailers for the majority of our gross sales, our ability to compete effectively with competitors, the seasonality of our business, our growing focus on online products and services and privacy concerns about our Internet-connected products, consumer acceptance of downloadable content and data collection, system failures in our online services or web store, our dependence on our suppliers for our components and raw materials, our reliance on a limited number of manufacturers, our ability to maintain sufficient inventory levels, our ability to maintain or acquire licenses, third parties who claim we are infringing on their intellectual property rights, errors or defects in our products, the sufficiency of our liquidity, the risk associated with international operations, costs or changes associated with compliance with laws and regulations, negative political developments, natural disasters, armed hostilities, terrorism, labor strikes or public health issues, the loss of members of our executive management team, continued ownership by a few stockholders of a significant percentage of voting the power in the company, and the volatility of our stock price. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our 2012 annual report on Form 10-K filed on March 11, 2013. All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

1 Normalized net income per diluted share and adjusted EBITDA are non-GAAP financial measures. They are described below and reconciled to their comparable GAAP measures in the accompanying financial tables.

2 Normalized net income, normalized net income per diluted share, and adjusted EBITDA are non-GAAP financial measures. They are described below and reconciled to their comparable GAAP measures in the accompanying financial tables.

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net sales	$200,985	$193,072	$366,908	$336,562
Cost of sales	121,607	115,771	223,316	200,974
Gross profit	79,378	77,301	143,592	135,588

Operating expenses:
Selling, general and administrative	18,893	21,257	62,612	65,158
Research and development	7,543	9,164	25,250	26,902
Advertising	7,411	7,179	14,253	13,932
Depreciation and amortization	2,631	2,838	8,041	8,751
Total operating expenses	36,478	40,438	110,156	114,743
Income from operations	42,900	36,863	33,436	20,845

Other income (expense):
Interest income	12	37	54	226
Interest expense	(9)	(49)	(9)	(49)
Other, net	37	(898)	12	(2,014)
Total other income (expense), net	40	(910)	57	(1,837)
Income before income taxes	42,940	35,953	33,493	19,008
Provision for (benefit from) income taxes	16,567	(5,785)	13,421	(5,163)
Net Income	$26,373	$41,738	$20,072	$24,171

Net income per share:
Class A and B - basic	$0.38	$0.62	$0.29	$0.36
Class A and B - diluted	$0.37	$0.60	$0.28	$0.35

Weighted average shares used to calculate net income per share:
Class A and B - basic	68,552	67,400	68,200	66,912
Class A and B - diluted	71,051	69,512	70,744	69,071

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30,		December 31,
	2013	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$78,373	$49,427	$120,000
Accounts receivable, net of allowances for doubtful accounts of $106, $3,893 and $292, respectively	184,798	170,106	180,043
Inventories	121,738	115,083	40,311
Prepaid expenses and other current assets	8,727	9,522	8,353
Deferred income taxes	4,248	1,035	9,315
Total current assets	397,884	345,173	358,022
Deferred income taxes	6,181	1,309	13,269
Property and equipment, net	32,233	20,411	23,723
Capitalized product costs, net	15,825	10,935	12,109
Goodwill	19,549	19,549	19,549
Other intangible assets, net	200	1,550	950
Other assets	1,161	1,534	1,283
Total assets	$473,033	$400,461	$428,905

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,086	$82,128	$31,617
Accrued liabilities	35,348	37,546	51,353
Deferred revenue	12,696	8,176	8,516
Income taxes payable	712	414	493
Total current liabilities	107,842	128,264	91,979
Long-term deferred income taxes	3,759	3,798	3,759
Other long-term liabilities	1,824	2,723	3,224
Total liabilities	113,425	134,785	98,962
Stockholders' equity:
Class A Common Stock, par value $0.0001;
Authorized - 139,500 shares; Outstanding: 64,524, 61,905 and 61,970, respectively	6	6	6
Class B Common Stock, par value $0.0001;
Authorized - 40,500 shares; Outstanding: 4,395, 5,715 and 5,715, respectively	1	1	1
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	415,618	403,187	405,078
Accumulated other comprehensive (loss) income	124	976	1,071
Accumulated deficit	(55,956)	(138,309)	(76,028)
Total stockholders’ equity	359,608	265,676	329,943
Total liabilities and stockholders’ equity	$473,033	$400,461	$428,905

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating activities:
Net income	$26,373	$41,738	$20,072	$24,171
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,352	5,749	15,241	16,871
Deferred income taxes	15,602	26	12,140	238
Stock-based compensation expense	2,623	2,027	7,166	5,066
Loss on sale of long-term investments, net of tax	-	-	-	91
Loss on disposal of long-term assets	-	-	-	2
Allowance for doubtful accounts	(142)	119	(101)	3,371
Other changes in operating assets and liabilities:
Accounts receivable, net	(122,833)	(118,335)	(5,117)	(15,493)
Inventories	(54,980)	(61,856)	(81,848)	(80,149)
Prepaid expenses and other current assets	1,579	(133)	(424)	(1,367)
Other assets	17	58	122	(414)
Accounts payable	13,539	49,889	27,509	47,454
Accrued liabilities and deferred revenue	15,534	14,117	(11,712)	(4,805)
Other long-term liabilities	(120)	(6,266)	(1,400)	(6,638)
Income taxes payable	18	35	224	37
Net cash used in operating activities	(97,438)	(72,832)	(18,128)	(11,565)
Investing activities:
Purchases of property and equipment	(5,161)	(4,004)	(17,127)	(10,396)
Capitalization of product costs	(2,874)	(1,731)	(9,605)	(5,623)
Sale of investments	-	-	-	2,500
Net cash used in investing activities	(8,035)	(5,735)	(26,732)	(13,519)
Financing activities:
Proceeds from stock option exercises and employee stock purchase plan	2,236	1,268	4,499	4,007
Net cash paid for payroll taxes on restricted stock unit releases	(259)	(301)	(1,126)	(1,513)
Net cash provided by financing activities	1,977	967	3,373	2,494
Effect of exchange rate changes on cash	451	101	(140)	154
Net change in cash and cash equivalents	(103,045)	(77,499)	(41,627)	(22,436)
Cash and cash equivalents, beginning of period	181,418	126,926	120,000	71,863
Cash and cash equivalents, end of period	$78,373	$49,427	$78,373	$49,427

LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012

Net sales		$200,985	$193,072	$366,908	$336,562
Cost of sales (1)		121,607	115,771	223,316	200,974
Gross profit		79,378	77,301	143,592	135,588

Operating expenses: (2)
Selling, general and administrative		18,893	21,257	62,612	65,158
Research and development		7,543	9,164	25,250	26,902
Advertising		7,411	7,179	14,253	13,932
Depreciation and amortization		2,631	2,838	8,041	8,751
Total operating expenses		36,478	40,438	110,156	114,743
Income from operations		42,900	36,863	33,436	20,845

Other income (expense):
Interest income		12	37	54	226
Interest expense		(9)	(49)	(9)	(49)
Other, net		37	(898)	12	(2,014)
Total other income (expense), net		40	(910)	57	(1,837)
Income before income taxes		42,940	35,953	33,493	19,008
Provision for (benefit from) income taxes		16,567	(5,785)	13,421	(5,163)
Net income		$26,373	$41,738	$20,072	$24,171

(1	)Includes depreciation and amortization	2,721	2,911	7,200	8,120

(2	)Includes stock-based compensation as follows:
Selling, general and administrative		2,293	1,794	6,334	4,438
Research and development		330	233	832	628

Segment data:
Net sales:
U.S. segment		146,831	145,691	263,286	247,050
International segment		54,154	47,381	103,622	89,512

Income from operations*:
U.S. segment		29,652	24,781	10,186	2,059
International segment		13,248	12,082	23,250	18,786

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.

LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF GAAP NET INCOME TO NORMALIZED NET INCOME,
GAAP NET INCOME PER SHARE TO NORMALIZED NET INCOME PER SHARE,
AND GAAP NET INCOME TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table presents a reconciliation of net income, a GAAP measure, to normalized net income, a non-GAAP measure, where available. Normalized net income is defined as net income adjusted to reflect an effective 37.5% tax rate. Normalized net income per share is calculated as normalized net income divided by weighted-average basic or diluted shares outstanding, as applicable.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended December 31,
	2013	2012	2013	2012	2012

Net income - GAAP	$26,373	$41,738	$20,072	$24,171	$86,452
Provision for (benefit from) income taxes	16,567	(5,785)	13,421	(5,163)	(24,504)
Income before income taxes	42,940	35,953	33,493	19,008	61,948
Effective tax expense at 37.5% rate	16,103	13,482	12,560	7,128	23,231
Normalized net income - Non-GAAP	$26,837	$22,471	$20,933	$11,880	$38,717

Net income per share - GAAP:
Class A and B - basic	$0.38	$0.62	$0.29	$0.36	$1.29
Class A and B - diluted	$0.37	$0.60	$0.28	$0.35	$1.24

Normalized net income per share - Non-GAAP:
Class A and B - basic	$0.39	$0.33	$0.31	$0.18	$0.58
Class A and B - diluted	$0.38	$0.32	$0.30	$0.17	$0.56

Weighted-average shares used to calculate
net income per share:
Class A and B - basic	68,552	67,400	68,200	66,912	67,100
Class A and B - diluted	71,051	69,512	70,744	69,071	69,720

The following table presents a reconciliation of net income, a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, other expenses (income), and stock-based compensation.

		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012

Net income - GAAP		$26,373	$41,738	$20,072	$24,171
(Less) add:
Interest income		(12)	(37)	(54)	(226)
Interest expense		9	49	9	49
Provision for (benefit from) income taxes		16,567	(5,785)	13,421	(5,163)
Depreciation and amortization		5,352	5,749	15,241	16,871
Other, net		(37)	898	(12)	2,014
Stock-based compensation		2,623	2,027	7,166	5,066

Adjusted EBITDA - Non-GAAP		$50,875	$44,639	$55,843	$42,782

CONTACT:
LeapFrog Enterprises, Inc.
Investors:
Karen Sansot, CFA, Investor Relations, 510-420-4803
ksansot@leapfrog.com
or
Media:
Monica Ma, Media Relations, 510-596-3437
mma@leapfrog.com